UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 13, 2021

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue		92123
San Diego, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Common Stock	CUB	New York Stock Exchange, Inc.
Title of each class	Trading symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubic Corporation (the “Company”) held its annual meeting of shareholders on April 13, 2021 (the “Annual Meeting”). The Company’s shareholders voted on the following proposals at the Annual Meeting and cast their votes as reflected below. There were no broker non-votes for any of the proposals.

1. Election of Directors

Election of nine directors to hold office for a one-year term or until their respective successors have been duly elected and qualified.

Nominee for Director	For	Withheld
Prithviraj Banerjee	18,017,515	1,970,324
Bruce G. Blakley	18,009,060	1,978,779
Maureen Breakiron-Evans	18,016,881	1,970,958
Denise L. Devine	18,016,881	1,970,958
Bradley H. Feldmann	18,016,877	1,970,962
Carolyn A. Flowers	18,016,881	1,970,958
Janice M. Hamby	18,016,884	1,970,955
David F. Melcher	18,017,515	1,970,324
Steven J. Norris	18,017,466	1,970,373

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain
2. Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.	19,085,547	889,562	12,728

In accordance with the above results, the compensation of the Company’s named executive officers was approved on an advisory, non-binding basis.

	For	Against	Abstain
3. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.	19,446,609	539,752	1,479

In accordance with the above results, the selection of Ernst & Young LLP was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION

April 13, 2021	By:	/s/ Hilary L. Hageman
	Name:	Hilary L. Hageman
	Title:	Senior Vice President, General Counsel & Corporate Secretary